UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2021

MSC Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
_____________________ (State or other jurisdiction of incorporation)	_____________ (Commission File Number)	______________ (I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 350-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01.	Regulation FD Disclosure.

On August 13, 2021, the Company posted an announcement regarding the release of its second quarter 2021 quarterly report and conference call schedule to its corporate website. These materials are available at www.mscincomefund.com/investors/.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Update on Dividend and Share Repurchase Program

On August 10, 2021, the board of directors (the “Board”) of MSC Income Fund, Inc. (the “Company”) declared a cash dividend of $0.15 per share of the Company’s common stock, par value $0.001 per share. This dividend will be payable on November 1, 2021 to holders of the Company’s common stock as of a record date of September 30, 2021. Additionally, the Board approved a repurchase offer pursuant to the Company’s share repurchase program in an amount equal 90% of the amount of proceeds resulting from shares issued in lieu of cash distributions from the November 1, 2021 dividend payment.

On August 11, 2021, the Company issued a press release announcing the dividend described above and the offer pursuant to the Share Repurchase Program. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press release dated August 13, 2021
Exhibit 99.2	Press release dated August 11, 2021

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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MSC Income Fund, Inc. (Registrant)
August 16, 2021 (Date)	/s/ Jason B. Beauvais Jason B. Beauvais General Counsel